UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-41830	92-2632000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Old Wilson Bridge Road
Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Separation and Distribution

On December 1, 2023 (the “Distribution Date”), at 12:01 a.m., Eastern Time, the previously announced separation (the “Separation”) of Worthington Steel, Inc. (“Worthington Steel,” the “Company,” “we,” “us” or “our”) from Worthington Enterprises, Inc. (formerly known as Worthington Industries, Inc.) (“Worthington Enterprises”) was completed. The Separation of Worthington Steel, which is comprised of the Steel Processing business, from Worthington Enterprises, which is comprised of the Building Products, Consumer Products and Sustainable Energy Solutions businesses, was achieved through Worthington Enterprises’ pro rata distribution of 100% of the outstanding common shares of Worthington Steel to holders of record of Worthington Enterprises common shares as of the close of business on November 21, 2023 (the “Record Date”). Each holder of record of Worthington Enterprises common shares received one common share of Worthington Steel for every one Worthington Enterprises common share held at the close of business on the Record Date (the “Distribution”). In connection with the Separation, the Company made a cash distribution of approximately $150 million to Worthington Enterprises (the “Cash Distribution”). Following the completion of the Separation, Worthington Steel became an independent, publicly traded company. On December 1, 2023, Worthington Steel’s common shares began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “WS.”

In connection with the Separation, the Company entered into several agreements with Worthington Enterprises on November 30, 2023 that, among other things, provide a framework for the Company’s relationship with Worthington Enterprises after the Separation, including the following agreements:

•	Separation and Distribution Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Trademark License Agreement;

•	WBS License Agreement; and

•	Steel Supply Agreement

A summary of certain material features of the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Trademark License Agreement, the WBS License Agreement and the Steel Supply Agreement, all of which are referenced below, can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements with New Worthington” in Worthington Steel’s Information Statement, which is included as Exhibit 99.1 to Amendment No. 2 to Worthington Steel’s Registration Statement on Form 10 (File No. 001-41830) filed with the Securities and Exchange Commission on November 13, 2023 (the “Information Statement”) These summaries are incorporated by reference into this Item 1.01 in their entirety.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth, among other things, the agreements between the Company and Worthington Enterprises regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of our ongoing relationship with Worthington Enterprises after the completion of the Separation and the Distribution. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Transition Services Agreement

The Transition Services Agreement sets forth the terms and conditions pursuant to which we and our subsidiaries and Worthington Enterprises and its subsidiaries will provide to each other various services on a transitional basis. The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Tax Matters Agreement

The Tax Matters Agreement governs our and Worthington Enterprises’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and certain other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Employee Matters Agreement

The Employee Matters Agreement governs, among other things, our and Worthington Enterprises’ compensation and employee benefit obligations with respect to the employees and other service providers of each company, and generally allocates liabilities and responsibilities relating to employment matters and employee compensation and benefit plans and programs. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.3 hereto and incorporated herein by reference.

Trademark License Agreement

The Trademark License Agreement sets forth the terms and conditions pursuant to which, among other things, we and Worthington Enterprises have granted each other a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicenseable (subject to certain limitations) and worldwide license to use certain intellectual property rights retained by the other party. The term of the Trademark License Agreement is perpetual. The description of the Trademark License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Intellectual Property Matters Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

WBS License Agreement

The WBS License Agreement sets forth the terms and conditions pursuant to which Worthington Enterprises has granted us a worldwide, non-exclusive, royalty-free, non-transferable license to use, solely in support of our business, the Worthington Business System. The description of the WBS License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the WBS License Agreement filed as Exhibit 10.5 hereto and incorporated herein by reference.

Steel Supply Agreement

The Steel Supply Agreement sets forth the terms and conditions pursuant to which we will manufacture and supply to Worthington Enterprises certain flat rolled steel products ordered by Worthington Enterprises from time to time, and will provide to Worthington Enterprises certain related support services. The description of the Steel Supply Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Steel Supply Agreement filed as Exhibit 10.6 hereto and incorporated herein by reference.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally obligate the Company to hold harmless and indemnify such directors and executive officers against specified expenses and liabilities they may incur in the performance of their respective duties to the greatest extent permitted by Ohio law, provided that (1) such directors and executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful and (2) with respect to proceedings by or in the right of the Company, such directors and executive officers were not adjudged to be liable to the Company for (a) an act or omission undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company or (b) approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the Ohio Revised Code (“ORC”). The indemnification agreements also require the Company to advance expenses to a director or executive officer prior to the final disposition of a proceeding if specified conditions are satisfied. The indemnification agreements provide procedures for determining a director’s or an executive officer’s entitlement to indemnification and specify certain remedies relating to indemnification and advancement of expenses. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which a director or an executive officer may be entitled under Company’s articles of incorporation or code of regulations, applicable law (including the ORC), any insurance policy, any contract or otherwise. The description of the indemnification agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the indemnification agreements, the form of which is filed as Exhibits 10.7 hereto and incorporated herein by reference.

Credit Facility

On November 30, 2023, the Company entered into a revolving credit and security agreement (the “Credit Agreement”) among the Company, as borrower, certain of the Company’s domestic, Canadian and Mexican subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association, as agent for the lenders (the “Agent”). All capitalized terms used in this subsection and not otherwise defined in this subsection shall have the meanings given in the Credit Agreement.

The Credit Agreement provides for an asset-based revolving credit facility in aggregate principal amount of up to $550,000,000 (subject to a borrowing base formula), which may be increased by an amount not to exceed $200,000,000 without the consent of lenders, subject to the conditions set forth in the Credit Agreement (the “Credit Facility”). The Credit Agreement provides for swingline loans of up to $55,000,000, and the issuance of standby or commercial letters of credit of up to $55,000,000. Proceeds of the loans under the Credit Facility may be used (a) to finance the Cash Distribution, (b) to pay fees and expenses incurred in connection with the Separation and the Credit Facility and (c) for general corporate purposes and to provide working capital.

The Credit Facility is secured by a first priority lien (subject to permitted liens and certain other exceptions) on certain working capital assets of the Company and the guarantors, including accounts and inventory, but excluding intellectual property, real property and equity interests, and subject to customary exceptions.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a per annum rate equal to: (A) a base rate equal to the greatest of (i) 0%, (ii) the prime rate, (iii) the overnight bank funding rate plus 0.5% and (iv) the adjusted daily simple SOFR rate plus 1.0%, plus, in each instance, an applicable rate of 0.25%, 0.50% or 0.75%, which fluctuates based on the average undrawn availability under the Credit Facility, or (B) adjusted 1, 3 or 6-month term SOFR, subject to a floor of 0%, plus an applicable rate of 1.25%, 1.50% or 1.75%, which fluctuates based on the average undrawn availability under the Credit Facility.

The Credit Agreement matures on November 30, 2028 (unless terminated earlier in accordance with the terms thereof), and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties and covenants that the Company considers customary for such facilities.

The Credit Agreement requires the Company to, beginning at any time undrawn availability under the Credit Facility is less than the greater of (a) 10% of the then-applicable maximum borrowing amount or (b) $41,250,000, maintain a minimum consolidated fixed charge coverage ratio as of the last day of each fiscal quarter, calculated on a trailing twelve month basis, of 1.00 to 1.00. Testing of the consolidated fixed charge coverage ratio ends after undrawn availability under the Credit Facility is greater than or equal to than the greater of (a) 10% of the then-applicable maximum borrowing amount or (b) $41,250,000 for a period of 30 consecutive days. The Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The Credit Agreement contains customary events of default, including, without limitation, events of default based on certain payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.

The foregoing is intended only to be a summary of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Facility, including the information set forth under the subheading “Credit Facility,” is incorporated by reference in this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant.

Immediately prior to the Distribution, the Company was a wholly owned subsidiary of Worthington Enterprises. Following the completion of the Separation and Distribution, the Company is now an independent public company and its common shares are trading under the symbol “WS” on the NYSE.

The Distribution was made to holders of record of Worthington Enterprises as of the Record Date, who received one common share of the Company for every one common share of Worthington Enterprises held as of the Record Date. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 1, 2023, in connection with and effective upon the consummation of the Separation, Jeff K. Klingler resigned from the Board of Directors of Worthington Steel (the “Board”). Mr. Klingler’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director and Officer Appointments

On December 1, 2023, in connection with and effective upon the consummation of the Separation, the size of the Board of Directors of Worthington Steel (the “Board”) was expanded from three directors to ten directors, John B. Blystone, John H. McConnell II, Sidney A. Ribeau, Mary Schiavo, Nancy G. Mistretta, George P. Stoe, Jon J. Bowsher, and Charles M. Chiappone were appointed to the Board to fill the vacancies created by the increase in the size of the Board and the resignation of Mr. Klingler.

Biographical information for each member of the Board can be found in Worthington Steel’s Information Statement under the section entitled “Management,” which is incorporated herein by reference.

The Board is divided into three classes, denominated as class I, class II and class III. Members of each class will hold office for staggered three-year terms. The three classes are as follows:

•

Class I: Mr. Gilmore, Mr. Nelson and Mr. Stoe are class I directors, whose terms will expire at the first annual meeting of our shareholders following the completion of the distribution, which the Company expects to hold in 2024.

•

Class II: Ms. Schiavo, Mr. Chiappone and Mr. Bowsher are class II directors, whose terms expire at the second annual meeting of our shareholders following the completion of the distribution, which the Company expects to hold in 2025.

•

Class III: Mr. Blystone, Mr. McConnell, Dr. Ribeau and Ms. Mistretta are class III directors, whose terms will expire at the third annual meeting of our shareholders following the completion of the distribution, which the Company expects to hold in 2026.

In connection with their joining the Board, in addition to Mr. Nelson who had previously been appointed as a director and the Chair of the Audit Committee, certain other directors of the Company were appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board (the “Committees”), effective as of the consummation of the Separation. The current composition of the committees is as follows:

Committee	Members
Audit Committee	Charles A. Nelson (Chair) Mary Schiavo Nancy G. Mistretta

Compensation Committee	Charles M. Chiappone (Chair) George P. Stoe Jon J. Bowsher

Nominating and Corporate Governance Committee	Mary Schiavo (Chair) Jon J. Bowsher Sidney A. Ribeau

In addition, Mr. Gilmore will continue to serve as Chief Executive Officer of Worthington Steel following the Distribution. The Information Statement under the sections entitled “Management” and “Executive Compensation” contains the biographical information about and compensation information for Mr. Gilmore, respectively. Such information is incorporated by reference in this Item 5.02.

Worthington Steel, Inc. 2023 Long-Term Incentive Plan

The Worthington Steel, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”) became effective as of the Distribution Date. The 2023 LTIP provides for the issuance of 8,000,000 common shares of Worthington Steel plus the number of common shares subject to awards originally issued under either the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as amended, or the Worthington Industries, Inc. 2010 Stock Option Plan, as amended, that are outstanding on the Distribution Date, as adjusted pursuant to the Employee Matters Agreement, subject to adjustments as provided by the 2023 LTIP. A description of the material terms of the 2023 LTIP can be found in the Information Statement under the section entitled “Worthington Steel, Inc. 2023 Long-Term Incentive Plan Information” which is incorporated herein by reference. The description is qualified in its entirety by reference to the 2023 LTIP, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors

The Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors (the “2023 Directors Equity Plan”) became effective as of the Distribution Date. The 2023 Directors Equity Plan provides for the issuance of 1,000,000 common shares of Worthington Steel plus the number of common shares subject to awards originally issued under the Worthington Industries, Inc. 2006 Equity Incentive Plan, as amended, that are outstanding on the Distribution Date, as adjusted pursuant to the Employee Matters Agreement, subject to adjustments as provided by the 2023 Directors Equity Plan. A description of the material terms of the 2023 Directors Equity Plan can be found in the Information Statement under the section entitled “Worthington Steel, Inc. 2023 Equity Incentive Plan for

Non-Employee Director Information” which is incorporated herein by reference. The description is qualified in its entirety by reference to the 2023 Directors Equity Plan, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

Worthington Steel, Inc. Non-Qualified Deferred Compensation Plan

The Worthington Steel, Inc. Non-Qualified Deferred Compensation Plan (the “NQDC Plan”) became effective as of the Distribution Date. The NQDC Plan is a voluntary, non-tax-qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the NQDC Plan, Worthington Steel executives may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Amounts deferred are credited to the participants’ bookkeeping accounts under the NQDC Plan at the time the base salary and/or bonus/annual cash incentive bonus awards would have otherwise been paid. In addition, Worthington Steel may make discretionary employer contributions to the participants’ bookkeeping accounts in the NQDC Plan.

Participants in the NQDC Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the Worthington Steel, Inc. Retirement Plan (the “Retirement Plan”); or (ii) a fixed interest rate set annually by the Worthington Steel Compensation Committee, or (b) in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the NQDC Plan may change the investment options for their bookkeeping accounts as of the time permitted under the Retirement Plan for the same or a similar investment option.

Participants’ bookkeeping accounts in the NQDC Plan are fully vested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. Payouts of amounts credited to all other investment options are made in cash. Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by Worthington Steel. Payments are made either in a lump sum or in installments, all as chosen by the participant at the time the deferral is elected. The Worthington Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

The NQDC Plan provides for the issuance of common shares of Worthington Steel. This description is qualified in its entirety by reference to the NQDC Plan, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.

Worthington Steel, Inc. Deferred Compensation Plan for Directors

The Worthington Steel, Inc. Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”) became effective as of the Distribution Date. The Director Deferred Compensation Plan is a voluntary, non-tax-qualified, unfunded deferred compensation plan available for non-employee directors for the purpose of providing deferred compensation.

Under the Director Deferred Compensation Plan, non-employee directors of Worthington Steel may defer the payment of up to 100% of their directors’ fees. Amounts deferred are credited to the participants’ bookkeeping accounts under the Director Deferred Compensation Plan at the time the directors’ fees would have otherwise been paid.

Participants in the Director Deferred Compensation Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the Retirement Plan; or (ii) a fixed interest rate set annually by the Worthington Steel Compensation Committee, or (b) in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the Director Deferred Compensation Plan may change the investment options for their bookkeeping accounts as of the time permitted under the Retirement Plan for the same or a similar investment option.

Participants’ bookkeeping accounts in the NQDC Plan are fully vested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. Payouts of amounts credited to all other investment options are made in cash. Payments will be made as of a specified date selected by the participant or when the participant no longer serves as a director of Worthington Steel. Payments are made either in a lump sum or in installments, all as chosen by the participant at the time the deferral is elected. The Worthington Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

The Directors Deferred Compensation Plan provides for the issuance of common shares of Worthington Steel. This description is qualified in its entirety by reference to the Directors Deferred Compensation Plan, which is filed as Exhibit 10.12 hereto and incorporated herein by reference.

Worthington Steel, Inc. Retirement Plan

The Retirement Plan is a 401(k) plan that became effective as of the Distribution Date. The Retirement Plan permits participants to select the investment of the Retirement Plan account balance from among a menu of investments selected by the plan’s fiduciaries. As soon as administratively practicable after the Distribution Date, one of the investment options under the Retirement Plan will be a Worthington Steel common shares fund. A description of the material terms of the Retirement Plan can be found in the Information Statement under the section entitled “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Deferred Profit Sharing Plan” which is incorporated herein by reference. The description is qualified in its entirety by reference to the Retirement Plan, which is filed as Exhibit 10.13 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Separation, at 11:59 p.m., Eastern Time, on November 30, 2023, the Company’s Amended Articles of Incorporation and Amended Regulations became effective. A summary of the Amended Articles of Incorporation and Amended Regulations is included in the Information Statement under the heading “Description of Capital Stock,” which is incorporated by reference in this Item 5.03.

The foregoing descriptions of these amendments and are not complete and are subject to, and qualified in their entirety by, the complete text of the Amended Articles of Incorporation and Amended Regulations which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, each of which is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

3.1	Amended Articles of Incorporation of Worthington Steel, Inc.

3.2	Amended Regulations of Worthington Steel, Inc.

10.1	Transition Services Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.2	Tax Matters Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.3	Employee Matters Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.4	Trademark License Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.5	WBS License Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.6+	Steel Supply Agreement, dated November 30, 2023, between Worthington Enterprises, Inc. and Worthington Steel, Inc.

10.7	Form of Indemnification Agreement

10.8	Revolving Credit and Security Agreement, dated November 30, 2023, by and among Worthington Steel, Inc., the other guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as Agent

10.9	Worthington Steel, Inc. 2023 Long-Term Incentive Plan

10.10	Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors

10.11	Worthington Steel, Inc. Non-Qualified Deferred Compensation Plan

10.12	Worthington Steel, Inc. Deferred Compensation Plan for Directors

10.13	Worthington Steel, Inc. Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

WORTHINGTON STEEL, INC.

By:	/s/ Michaune D. Tillman
Name: Michaune D. Tillman
Title: Vice President – General Counsel and Secretary